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                                                                  EXHIBIT 10(p)
                        EMPLOYMENT CONTINUITY AGREEMENT



   This Agreement made as of this 22 day of July, 1994, by and between BRUNO'S, INC., an Alabama corporation with its principal place of business in Birmingham, Alabama (the "Company") and KENNETH BRUNO ("Employee"), of Birmingham, Alabama.

   WHEREAS, Employee is employed by the Company as a Director and as an Executive Officer; and

   WHEREAS, Employee's creativity, ability to work with people, experience, knowledge and business skills are extremely valuable to the Company and its stockholders; and

   WHEREAS, in the current business climate an attempted acquisition of the Company is always a possibility; and

   WHEREAS, the Company desires to assure itself of the continued employment of Employee and the benefit of his independent judgment in the operation of the Company in the event that any such attempted acquisition were made, in light of the disruption resulting from any such attempt; and

   WHEREAS, the parties desire to enter into this Agreement as set forth herein;

   NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, Employee and the Company agree as follows:

   1. Term of the Agreement. This Agreement shall continue so long as the Employee continues to be employed by the Company. Notwithstanding the foregoing to the contrary, this Agreement shall terminate upon Employee's reaching his sixty-eighth (68th) birthday or at the earlier date of voluntary retirement by Employee, except as to rights accrued and obligations arising prior to such date.

   2. "Change in Control Event." Each of the following events shall constitute a "Change in Control Event" for purposes of this Agreement:

       (a) Any person (other than an existing member of the Board of Directors of the Company) acquires beneficial ownership of Company securities and is or thereby becomes a beneficial owner of securities entitling such person





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   to exercise fifty percent (50%) or more of the combined voting power of the
   Company's then outstanding stock.

For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Company securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

       (b) Within any twenty-four (24) month period, individuals who were Directors at the beginning of such period, together with any other Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors of the Company.

       (c)  The Company's stockholders approve:

            (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

            (ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

Notwithstanding subparagraphs (i) and (ii) above, the term "Change in Control Event" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.

   3. Rights Upon Termination of Employment. If, within twelve (12) months after the occurrence of a Change in Control Event, the Company terminates Employee's employment for any reason other than Good Cause as defined in Paragraph 4, or if Employee voluntarily terminates employment for Good Reason as defined in Paragraph 5, the Company shall provide Employee with the following:




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     (a)  Within thirty (30) days of such termination, a lump sum cash payment in an amount equal to the sum of:

            (i) two hundred percent (200%) of Employee's annual base salary in effect upon the date of the Change in Control Event, and

            (ii) two hundred percent (200%) of last bonus earned by Employee pursuant to the Company's Bonus Compensation Program, whether paid in cash or other consideration, immediately preceding Change in Control Event.

       (b) The continuation of Employee's participation and the participation of his dependents (to the extent they were participating prior to his termination of employment) in the Company's health, life, disability and other employee benefit plans, programs and arrangements (excluding the Bruno's, Inc. Employees' Profit Sharing Plan) for a period of thirty-six
   (36) months after such termination as if he were still employed during such period; provided, however, if such participation in such plan, program or arrangement is specifically prohibited by the terms thereof, the Company shall provide Employee (and his dependents) with benefits substantially similar to those which he was entitled to receive under such plan, program or arrangement immediately prior to his termination of employment. Additionally, at the end of any period of such coverage, Employee shall have the right to have assigned to him, for the cash surrender value thereof, any assignable insurance owned by the Company on the life of Employee. For purposes of this Paragraph 3(b), any employee benefit determined with reference to Employee's compensation or earnings shall be based on his annual base salary unless otherwise provided under the terms of the applicable employee benefit plan, program or arrangement.

       (c) Immediately upon such termination (but not later than three months after such termination), Employee shall be entitled to exercise in full all options granted to him under the Company's Incentive Stock Option Plan, subject to the terms thereof, and payments to be made to him under the 1994 Employment and Deferred Compensation Agreement between Employer and Employee.

   4. Termination for Good Cause. Notwithstanding the provisions of Paragraph 5 hereof, the Company retains the right to terminate Employee for "Good Cause," in which event he shall not be entitled to receive any payment or benefits pursuant to this Agreement. "Good Cause" shall mean:

       (a) Employee's conviction, by a court of competent jurisdiction, of a crime adversely reflecting on his honesty, trustworthiness, moral turpitude, or fitness to carry out the responsibilities of his position with the Company in other respects; or




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       (b)  a willful breach by him of any material duty or obligations imposed upon him under the terms of his employment, as those terms existed immediately prior to any Change in Control Event, and his failure to cure such breach within thirty (30) days after receiving written notice thereof from the Company.

   5. Definition of Termination by Employee for Good Reason. For purposes of this Agreement, termination by Employee of his employment for "Good Reason" shall mean the Employee's voluntary termination of his employment with Employer for the reason of:

         (a)  the assignment of duties to Employee which:

              (i) are materially different from his duties immediately prior to the Change in Control Event; or

              (ii) result in his having significantly less authority or responsibility than he had prior to the Change in Control Event; or

         (b) Employee's removal from, or any failure to reelect him to, any position he held immediately prior to the Change in Control Event with either the Company or any majority-owned subsidiary; or

         (c) a reduction of Employee's annual base salary in effect on the date of the Change in Control Event or as the same may be increased from time to time thereafter; or

         (d) the relocation of the Company's principal executive offices to a place outside of the greater Birmingham, Alabama area, or the Company's transferring or assigning Employee to a place of employment other than its principal executive offices, except for required business travel to an extent substantially consistent with his business travel obligations immediately prior to the Change in Control Event; or

         (e) the Company's failure to provide Employee with substantially the same health, life and other employee benefit plans, programs and arrangements (specifically excluding the Company's stock option plan and including its incentive bonus plan, as the same may be amended in the future), and substantially the same perquisites of employment, as provided to him immediately prior to the Change in Control Event or as the same may be increased thereafter; or

         (f) the Company's failure to provide Employee with substantially the same support staff as provided to him immediately prior to the Change in Control Event; or




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         (g)  the Company's failure to obtain from any successor a satisfactory agreement to assume and perform the terms of this Agreement.

   6. Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

       To Employee:           ____________________________________
                              ____________________________________
                              ____________________________________

       To the Company:        ____________________________________
                              ____________________________________
                              Attention:  ________________________

Either party may change by notice to the other the address to which notices to it are to be addressed.

   7. Applicable Law, Taxes, Binding Agreement, Severability, Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

   8. Withholding. Notwithstanding anything to the contrary herein contained, the Company may withhold from any amounts payable under this Agreement all federal, state or other taxes or assessments which may be required by applicable statute or regulation to be withheld.

   9. Successors Bound. This Agreement shall be binding upon and inure to the benefit of any successor of the Employer and any such successor shall be deemed substituted for the Employer under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets of the business of the Employer.

   10. Alabama Law. This Agreement shall be construed according to the laws of the State of Alabama. Any dispute by the parties hereto concerning this Agreement shall be settled in accordance with the Rules of the American Arbitration Association, which determination shall be binding upon the parties conclusively.

   11. Limitations on Amounts to be Received. Notwithstanding anything to the contrary herein contained, if any amount payable to Employee or for his benefit pursuant to the terms of this Agreement would not be deductible by the Company by reason of Section 280G




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of the Internal Revenue Code, as amended from time to time, or any regulations promulgated pursuant thereto, then such amount shall not be paid to the extent that it would cause the aggregate amount payable by the Company to Employee or for his benefit pursuant to the terms of this Agreement to exceed the amount which may be paid without causing a loss of deduction under said Section 280G.

   12. Execution of Further Documents. In the event Employee receives payments or benefits pursuant to the terms hereof and the Company's independent counsel deems it necessary for the Company to receive a release or other acknowledgement, Employee agrees to execute any such documents, as may be reasonably required as a condition of his receipt of such payment or benefits.

   13. Amendment and Waiver. The Agreement may be amended only in writing, by the parties hereto, and no condition or provision of the Agreement may be waived except in writing. Waiver by either party at any time of the other party's breach of, or failure to comply with, any condition or provision of this Agreement to be performed by such other party shall not be deemed a waiver of any other provision or condition at the same time or of any provision or condition at any prior or subsequent time, unless specifically stated therein.

   14. Funding. This Agreement shall not be construed to create or require the Company to create a trust or to otherwise act to fund the amounts payable hereunder.

   15. Assignment. Except as required by law, the right to receive payments hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such payments to be so subject shall not be recognized by the Company.

   16. Arbitration. In recognition of the mutual benefits of arbitration, the parties hereby agree that arbitration as provided for herein shall be the exclusive remedy for resolving any claim or dispute arising under this Agreement, and hereby mutually waive any and all other remedies at law or in equity for determining any such claim or dispute.

         (a) Any arbitration under this Agreement, and any related judicial proceeding, shall be initiated and shall proceed pursuant to the then prevailing rules of the American Arbitration Association (the "Association") for labor and employment contracts. To initiate arbitration hereunder demand shall be given in writing to the Association and the other party no later than one year after the claim arises. Any claim for which such demand is not made within one year after the claim arises shall be barred and discharged absolutely.

         (b) Any arbitration under this Agreement shall be before a single arbitrator, and an award in such arbitration may include only damages which the arbitrator determines to be due under express provisions of this Agreement. The arbitrator shall have no authority to award any other damages, including without




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   limitation, consequential and exemplary damages.  Any award in arbitration shall be subject to enforcement and appeal pursuant to the Act.

   17. Personal Agreement. The Employee hereby agrees on behalf of himself, and of his executors and administrators, heirs, legatees, distributees, and any other person or persons, claiming any benefits under him by virtue of this Agreement, that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee or any executor, administrator, heir, legatee, distributee or other person claiming under the Employee by virtue of this Agreement and shall not be subject to execution, attachment, or a similar process. Any attempted assignment, transfer, pledge, or hypothecation, or other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or a similar process thereupon, shall be null and void and without effect.

   IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day set forth hereinabove.

                                            BRUNO'S, INC.


                                            By: /s/ Paul F. Garrison
                                               ---------------------
                                               Paul F. Garrison
                                               Its President

ATTEST:

/s/ Glenn J. Griffin
- - -----------------------
Glenn J. Griffin
Its Assistant Secretary                              (Company)




                                             /s/ Kenneth Bruno (SEAL)
                                             -----------------
                                             Kenneth Bruno

                                                  (Employee)




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